Exhibit 99.1

[Nurix Logo]
Nurix Initiates DAYBreak™ Pivotal Study of Bexobrutideg in Relapsed or Refractory Chronic Lymphocytic Leukemia

600 mg once daily bexobrutideg oral dose cleared by global regulators for pivotal monotherapy trials in relapsed/refractory chronic lymphocytic leukemia (r/r CLL)

Phase 2 DAYBreak trial initiated for potential Accelerated Approval

New preclinical data support bexobrutideg as potential best-in-class BTK degrader profile

Nurix will host an investor webcast today, Wednesday, October 22nd, at 8:00 a.m. EDT

San Francisco, Calif., October 22, 2025 — Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical stage biopharmaceutical company focused on the discovery, development, and commercialization of targeted protein degradation medicines in oncology and autoimmune disease, today announced the initiation of the DAYBreak clinical trial, a pivotal single-arm Phase 2 study of bexobrutideg (NX-5948) in patients with relapsed or refractory chronic lymphocytic leukemia.

DAYBreak and the planned Phase 3 confirmatory study of bexobrutideg will evaluate the 600 mg dose taken once daily (QD). The selection of the 600 mg dose follows the completion of the analysis of data from a randomized cohort within the Phase 1b study comparing 200 mg and 600 mg in accordance with Project Optimus and reflects alignment with global regulators including the U.S. Food and Drug Administration, the U.K Medicines and Healthcare products Regulatory Agency, and the European Medicines Agency.

In an investor webcast at 8:00 a.m. ET, today, Wednesday, October 22, 2025, Nurix will provide a program update including a review of new preclinical data supporting the potential best-in-class BTK degrader profile of bexobrutideg and discuss the DAYBreak and planned Phase 3 confirmatory studies.

“The initiation of the DAYBreak study marks Nurix’s transition to a pivotal-stage company and a major milestone for bexobrutideg, which our data demonstrate has a potential best-in-class profile,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “With the DAYBreak study underway, we are advancing the development of bexobrutideg and are one step closer to registration and commercialization.”

The DAYBreak study will enroll patients with r/r CLL who have experienced disease progression following treatment with a covalent BTK inhibitor (cBTKi), a BCL-2 inhibitor (BCL-2i), and a non-covalent BTK inhibitor (ncBTKi). The DAYBreak study aims to evaluate bexobrutideg’s potential to address an unmet medical need in this patient population and generate data to support a potential Accelerated Approval submission.

Nurix plans to initiate a randomized confirmatory Phase 3 trial in the first half of 2026 in r/r CLL patients whose disease has previously progressed while receiving a cBTKi. This global Phase 3 confirmatory trial in patients treated in the second line or later setting will compare bexobrutideg monotherapy to an investigator’s choice of pirtobrutinib monotherapy (a ncBTKi), bendamustine + rituximab, or idelalisib + rituximab.

“The favorable safety profile observed at the 600 mg bexobrutideg dose allows us to optimize its therapeutic effect, providing patients the opportunity to regain control of CLL that has progressed or has failed to respond to other therapies,” said Paula O’Connor, M.D., chief medical officer of Nurix. “With regulatory alignment, we are advancing a global registrational program intended to address a large unmet need for patients with relapsed or refractory CLL. We look forward to completing this pivotal Phase 2 study and our confirmatory Phase 3 trial as part of our comprehensive development plan designed to provide patients with a much-needed therapeutic alternative.

As an innovator in the field of targeted protein degradation, Nurix has generated significant data to support bexobrutideg’s potential best-in-class BTK degrader profile.

“During our upcoming conference call, we will share highlights from our latest, unpublished preclinical data demonstrating superior degradation potency, broad coverage of clinically relevant BTK mutations, and exquisite selectivity, which together set a high bar for this class of medicines,” said Gwenn Hansen, Ph.D., chief scientific officer of Nurix. “These superior attributes strengthen our conviction that bexobrutideg may prove to be a clinically superior medicine for the treatment of patients with CLL and other B-cell driven diseases.”

Investor webcast Nurix will host an investor webcast today, October 22, 2025, at 8:00 a.m. EDT. A live webcast and replay of today’s event will be available on the Investors section of the Nurix website at https://ir.nurixtx.com/events. A copy of the materials to be presented at the Investor Update will be filed in an accompanying Form 8-K filing and may be found at https://ir.nurixtx.com/financial-information/sec-filings.

About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, the next frontier in innovative drug design aimed at improving treatment options for patients with cancer and autoimmune diseases. Nurix’s wholly owned, clinical stage pipeline includes degraders of Bruton’s tyrosine kinase (BTK), a B-cell signaling protein, to treat chronic lymphocytic leukemia (CLL) and potential autoimmune indications, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B (CBL-B), an E3 ligase that regulates activation of multiple immune cell types including T cells and NK cells. Nurix also is advancing multiple potentially first-in-class or best-in-class degraders and degrader antibody conjugates (DACs) in its preclinical pipeline. Nurix’s partnered drug discovery pipeline consists of a preclinical stage degrader of STAT6, a clinical stage degrader of IRAK4, and multiple additional programs under collaboration agreements with Gilead Sciences, Inc., Sanofi S.A. and Pfizer Inc., within which Nurix retains certain options for co-development, co-commercialization and profit sharing in the United States for multiple drug candidates. Powered by a fully AI-integrated discovery engine capable of tackling any protein class, and coupled with unparalleled ligase expertise, Nurix’s dedicated team has built a formidable advantage in translating the science of targeted protein degradation into clinical advancements. Nurix aims to establish degrader-based treatments at the forefront of patient care, writing medicine’s next chapter with a new script to outmatch disease. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com.

Forward-Looking Statements
This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that reflect Nurix’s expectations, assumptions or projections about the future are forward-looking statements, including, without limitation, statements regarding the therapeutic potential of bexobrutideg, Nurix’s plans for the clinical development of bexobrutideg, the planned timing for the initiation and enrollment of patients in current and future clinical trials of bexobrutideg, and the planned timing for the provision of updates and findings from Nurix’s clinical trials. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) whether Nurix will be able to advance, obtain regulatory approval of and ultimately commercialize bexobrutideg;

(ii) whether Nurix will be able to fund development activities and achieve development goals; (iii) whether Nurix will be able to protect intellectual property and (iv) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts:
Investors
Kris Fortner
Nurix Therapeutics, Inc.
ir@nurixtx.com

Elizabeth Wolffe, Ph.D.
Wheelhouse Life Science Advisors
lwolffe@wheelhouselsa.com

Media
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com
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